THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEMS 1 AND 2.
1.	TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 2006, BY AND AMONG LEXINGTON CORPORATE PROPERTIES TRUST AND NEWKIRK REALTY TRUST, INC., AS AMENDED, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THE JOINT PROXY STATEMENT/PROSPECTUS, AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF NEWKIRK WITH AND INTO LEXINGTON.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSALS.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof
A mark for “Abstain” will have the same effect as a vote “AGAINST” Item 1.

Signature:	Signature:	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or in any other representative capacity, please give full title as such.
FOLD AND DETACH HERE

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NEWKIRK REALTY TRUST, INC.
The undersigned stockholder of Newkirk Realty Trust, Inc., a Maryland corporation (“Newkirk” or the “Company”), hereby appoints Michael L. Ashner and Peter Braverman, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of the Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held November 20, 2006 or at any adjournment or postponement thereof (the “Special Meeting”), and otherwise to represent the undersigned at the Special Meeting, with all powers which the undersigned would possess if present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of the Stockholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such Special Meeting.
This proxy is solicited on behalf of the Board of Directors of the Company. When properly executed this Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is executed but no instruction is given, this Proxy will be voted “FOR” each of the proposals. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any postponement and adjournment thereof.
IMPORTANT — THIS PROXY MUST BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE.
PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)